Exhibit 99.1

C-Chip announces the signing of a Strategic Alliance and Licensing Agreement for the development of the Asian market

February 10, 2004 - C-Chip Technologies Corporation (OTCBB: CCHI) is pleased to announce that it has entered into a Strategic Alliance and licensing agreement with 7bridge Capital Partners Limited, a privately held Hong Kong company, to develop the C-Chip family of products and services in Asia Pacific, with an immediate emphasis on opening the China market.

Each company brings to the partnership significant competitive advantages, which together will create a very competitive offering and a broad market presence. C-Chip will license the C-Chip technology as well as providing technical support on current product applications. 7bridge is committed to invest, not only to develop the China market and distribute the existing C-Chip products in Asia, but also to adapt the C-Chip technology to target the specific needs of the customers in Asia.

Ms. Cherry Lim, President of 7bridge and also a Director of C-Chip, commented, "7bridge is keenly focused on growing its business in Asia Pacific. China, in particular, has shown strong growth in the automobile industry which all international automotive manufacturers see as their main growth opportunity. With the opening up of insurance and financial industries as a condition of China's joining the World Trade Organization, we forecast strong demand for innovative wireless security products. Our partnership with C-Chip, a sister company, enables us to enter the China market as this market starts to open up.

7Bridge is already working with established distribution channels with experienced and capable teams in the target markets. 7Bridge is extremely positive on the potential for the C-Chip Technology in Asia, and is strongly committed to bringing this innovative technology to the local market - especially to China."

"This is a strong endorsement for our Company and its technology. " commented Stephane Solis, C-Chip President and CEO. "We are pleased to be working closely with the 7bridge team as they vigorously expand in Asia. For us, an alliance with 7bridge is an important step for the Company to realize its growth potential in an important market, and we view this as a very important step for our business development. Given the synergies that exist between the two companies we will be seeking other ways to expand the relationship."

About the C-Chip J Technology

The C-ChipJ is a new wireless, web-based set of communication tools that offers business users remote access, control, and monitoring of a wide range of assets, including vehicles, office equipment and industrial machinery. It allows selective enabling, disabling and any other commands at will, from anywhere to practically anywhere in North America using the Internet. Applications for the C-ChipJ technology offers significant opportunities within the markets for credit, security and asset management solutions. Detailed information on the technology and its applications is available on our web-site at www.c-chip.com.

About C-Chip Technologies Corporation

C-Chip Technologies Corporation is positioned in an emerging and rapidly growing industry which is about interconnecting Machines with IT infrastructures and Mobile assets. We integrate wireless communications, on-line transactions, software applications, RFID technology, the Internet and, when location is required, GPS technology to enable business users to efficiently access, control and manage remote assets at low costs. The Company's goal is to be recognized as a leading provider of credit management solutions for financial institutions, of security solutions for insurance companies and asset management solutions for car rental companies and urban fleets.

About 7bridge Capital Partners Limited

7bridge Capital Partners is the privately held holding company for a financial services, venture capital and private equity group headquartered in Hong Kong. Over the past 10 years 7bridge and its predecessor companies have raised and managed capital for clients in telecommunications and various high-technology industries in Hong Kong, the United States and Canada. For more information about 7bridge Capital Partners Limited, please visit www.7bridge.com.

Contacts:

C-Chip Technologies Corporation
Stephane Solis
President & CEO
+1.514.337.2447
ssolis@c-chip.com

7bridge Capital Partners Limited
Cherry Lim
President
+852.2110.9200
contact@7bridge.com

FORWARD-LOOKING-STATEMENT:

Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward-looking statements are not guarantees of performance, and C-Chip Technologies Corporation results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release, and C-Chip Technologies Corporation undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.